Exhibit 23(i)

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use of our report dated February 8, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Providence Resources, Inc. (formerly HealthBridge, Inc.) for the fiscal year ended December 31, 2005 and 2004.

/s/ CHISHOLM, BIERWOLF & NILSON

Chisholm, Bierwolf & Nilson, LLC

Bountiful, UT

January 2, 2007